Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Chindex International, Inc.
Bethesda, Maryland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated March 15, 2012, relating to the consolidated financial statements, the effectiveness of Chindex International, Inc.’s internal control over financial reporting, and the schedule of Chindex International, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

BDO USA, LLP
Bethesda, Maryland

May 31, 2012

/s/ BDO USA, LLP